Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 3, 2005, except for Note 3, as to which the date is March 31, 2005, accompanying the consolidated financial statements and schedule included in the Annual Report of Castelle on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the previously filed Registration Statements of Castelle on Form S-8 (File Nos. 333-75247, 333-21845, and 333-06083).

Grant Thornton LLP
San Francisco, CA
April 13, 2005


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